UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2007

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma		74012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01   Other Events.

On May 28, 2007 Jack R. Ingram, the Company’s Chief Executive Officer and Chairman of the Board, established a stock trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934. Pursuant to the plan, Mr. Ingram may sell up to 416,000 shares of the Company’s common stock over an approximately 12-month period at prevailing market prices but not below predetermined target prices. Mr. Ingram currently holds beneficial ownership of 1,048,579 shares of the Company’s common stock.  Sales under the plan will be subject to the volume limitations of Rule 144 and will not commence before June 11, 2007.  The trading plan is scheduled to terminate on May 31, 2008, unless it terminates sooner under plan provisions.  Transactions effected under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

By establishing a pre-arranged trading plan intended to comply with Rule 10b5-1, Mr. Ingram will be able to gradually diversify a portion of his portfolio to satisfy financial planning objectives in an orderly manner, while reducing any significant market impact by spreading stock trades out over an extended period of time and avoiding concerns about transactions occurring at a time when he might possess material non-public information regarding the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: May 29, 2007	By:	/s/ Robert Wagner
Robert Wagner, Chief Financial Officer